Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FOURTH QUARTER AND YEAR END 2024 RESULTS

MIDLAND, Texas, March 28, 2025/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its fourth quarter and fiscal year ended December 31, 2024.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “I am proud of the progress the Dawson team made during 2024, generating $2 million of adjusted EBITDA, the Company’s first positive annual adjusted EBITDA since 2020. We significantly adjusted our cost structure improving our gross margin1 from 16% in 2023 to 21% in 2024, and reduced our general and administrative expenses by 25% year-over-year. We took our first steps to returning this company to profitability in 2024, we have a strong backlog of projects heading into 2025, with our current backlog for the six months ended September 30, 2025, is greater than 150% of the revenues for the comparable period in 2024.

We believe that we have significant competitive advantage for larger seismic jobs due to our high channel count and our quantity of vibrator energy source units.

We continue to test new single node channels from multiple vendors in the field with promising results, with our pilot program in Canada significantly improving our teams’ efficiency and margins. As we continue to build out our backlog we may invest in new single node channels.

We believe that we laid the foundation for future success in 2024, and we expect to build on that foundation in 2025, which will result in continued improvement in our operating results and cash flows.”

Fourth Quarter and Year-End Results

For the fourth quarter ended December 31, 2024, the Company reported revenues of $15.6 million, a decrease of 36% compared to $24.3 million for the comparable quarter ended December 31, 2023. Revenue included reimbursable revenue of $1.9 million and $5.7 million for the quarters ended December 31, 2024, and December 31, 2023, respectively. Gross margin1 for the quarter ended December 31, 2024, was 23% compared to 22% for the comparable quarter ended December 31, 2023.

We generated a net loss of $0.8 million or $0.03 per common share. The Company generated positive EBITDA of $0.9 million in the quarter ended December 31, 2024, compared to Adjusted EBITDA of $1.7 million in the quarter ended December 31, 2023.

For the year ended December 31, 2024, the Company reported revenues of $74.2 million, a decrease of 23% compared to $96.8 million for the year ended December 31, 2023. Revenue included reimbursable revenue of $20.7 million and $35.4 million for the years ended December 31, 2024, and December 31, 2023, respectively. Gross margin1 for the year ended December 31, 2024, was 21% compared to 16% for the comparable year ended December 31, 2023.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

For the year ended December 31, 2024, we generated a net loss of $4.1 million or $0.13 per common share, compared to a net loss of $12.1 million or $0.45 per common share in the prior year. The Company generated Adjusted EBITDA of $2 million in the year ended December 31, 2024, compared to an Adjusted EBITDA loss of $2 million in the year ended December 31, 2023.

The Company had two crews operating throughout the fourth quarter in the United States and into the first quarter and resumed our seasonal operations in Canada. High crew utilization in the fourth quarter resulted in improved margins and profitability.

We ramped up our testing of new single node channels in our West Texas and Canadian operations in the fourth quarter. We have a strong backlog into the second quarter of 2025. We continue to evaluate the purchase of new single node channels, with the testing of this equipment resulting in positive results.

Capital Budget and Liquidity

The Company's Board of Directors approved a capital budget of $6 million for 2025 allowing us the flexibility to purchase new single node channels if warranted by the expected level of seismic activity in the market.

Cash at December 31, 2024 was $1.4 million and we had positive working capital of $4.6 million.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax expense or benefit, (iii) depreciation, depletion and amortization and (iv) other unusual or non-recurring charges, such as severance expenses. The Company uses Adjusted EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its operating performance over time in relation to other companies that own similar assets and that the Company believes calculate Adjusted EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and Adjusted EBITDA is not a measure of operating income or operating performance presented in accordance with GAAP. When assessing the Company’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s Adjusted EBITDA may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since other companies may not calculate Adjusted EBITDA in the same manner as the Company. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s Adjusted EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 22, 2024. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(unaudited)
Operating revenues
Fee revenue	$13,752	$18,558	$53,479	$61,447
Reimbursable revenue	1,885	5,700	20,675	35,399
	15,637	24,258	74,154	96,846

Operating costs:
Fee operating expenses	10,634	14,395	42,346	51,508
Reimbursable operating expenses	1,885	5,450	20,675	35,149
Operating expenses	12,519	19,845	63,021	86,657
General and administrative	2,199	2,757	9,460	12,559
Severance expense	400	2,208	486	2,208
Depreciation and amortization	1,353	1,665	5,736	8,492
	16,471	26,475	78,703	109,916

Loss from operations	(834)	(2,217)	(4,549)	(13,070)

Other income (expense):
Interest income	18	140	308	576
Interest expense	(39)	(50)	(159)	(103)
Other income (expense), net	24	21	288	354
Loss before income tax	(831)	(2,106)	(4,112)	(12,243)

Income tax benefit (expense)	29	—	(7)	96

Net loss	(802)	(2,106)	(4,119)	(12,147)

Other comprehensive (loss) income:
Net unrealized (loss) income on foreign exchange rate translation	(330)	136	(571)	161

Comprehensive loss	$(1,132)	$(1,970)	$(4,690)	$(11,986)

Basic loss per share of common stock	$(0.03)	$(0.07)	$(0.13)	$(0.45)

Diluted loss per share of common stock	$(0.03)	$(0.07)	$(0.13)	$(0.45)

Weighted average equivalent common shares outstanding	30,983,437	30,812,329	30,879,855	26,752,055

Weighted average equivalent common shares outstanding - assuming dilution	30,983,437	30,812,329	30,879,855	26,752,055

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,385	$10,772
Restricted cash	—	5,000
Short-term investments	—	265
Accounts receivable, net of allowance for credit losses of $250
at December 31, 2024 and 2023	9,970	12,735
Prepaid expenses and other current assets	3,186	8,654
Total current assets	14,541	37,426

Property and equipment	238,064	241,955
Less accumulated depreciation	(225,085)	(225,447)
Property and equipment, net	12,979	16,508

Operating lease right-of-use assets	3,002	3,208

Intangibles, net	348	377

Total assets	$30,870	$57,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,381	$3,883
Accrued liabilities:
Payroll costs and other taxes	2,014	3,415
Other	830	709
Deferred revenue	1,570	11,829
Current maturities of notes payable and finance leases	1,010	1,380
Current maturities of operating lease liabilities	1,125	1,202
Total current liabilities	9,930	22,418

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,512	1,289
Operating lease liabilities, net of current maturities	2,131	2,363
Deferred tax liabilities, net	16	15
Total long-term liabilities	3,659	3,667

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
30,983,437 and 30,812,329 shares issued and outstanding at December 31, 2024
and 2023, respectively	310	308
Additional paid-in capital	157,073	156,678
Accumulated deficit	(137,619)	(123,640)
Accumulated other comprehensive loss, net	(2,483)	(1,912)
Total stockholders’ equity	17,281	31,434

Total liabilities and stockholders’ equity	$30,870	$57,519

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended December 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net loss	$(355)	$(447)	$(802)	$(915)	$(1,191)	$(2,106)
Depreciation and amortization	1,141	212	1,353	1,393	272	1,665
Interest income, net	11	10	21	(44)	(46)	(90)
Income tax (benefit)	(29)	—	(29)	—	—	—
EBITDA	768	(225)	543	434	(965)	(531)
Severance expense	400	—	400	2,208	—	2,208
Adjusted EBITDA	$1,168	$(225)	$943	$2,642	$(965)	$1,677

	Year Ended December 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net (loss) income	$(4,907)	$788	$(4,119)	$(9,729)	$(2,418)	$(12,147)
Depreciation and amortization	4,752	984	5,736	6,566	1,926	8,492
Interest income, net	(146)	(3)	(149)	(258)	(215)	(473)
Income tax expense (benefit)	7	—	7	(96)	—	(96)
EBITDA	(294)	1,769	1,475	(3,517)	(707)	(4,224)
Severance expense	486	—	486	2,208	—	2,208
Adjusted EBITDA	$192	$1,769	$1,961	$(1,309)	$(707)	$(2,016)

Reconciliation of Adjusted EBITDA to Net Cash (Used in) Provided By Operating Activities

(amounts in thousands)

	Three Months Ended December 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash (used in) provided by operating activities	$(2,788)	$(2,637)	$(5,425)	$902	$(2,550)	$(1,648)
Changes in working capital and other items	3,954	2,469	6,423	(250)	1,634	1,384
Non-cash adjustments to net loss	(398)	(57)	(455)	(218)	(49)	(267)
EBITDA	768	(225)	543	434	(965)	(531)
Severance expense	400	—	400	2,208	—	2,208
Adjusted EBITDA	$1,168	$(225)	$943	$2,642	$(965)	$1,677

	Year Ended December 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash (used in) provided by operating activities	$(2,821)	$955	$(1,866)	$(237)	$1,051	$814
Changes in working capital and other items	3,928	1,023	4,951	(2,298)	(1,578)	(3,876)
Non-cash adjustments to net (loss) income	(1,401)	(209)	(1,610)	(982)	(180)	(1,162)
EBITDA	(294)	1,769	1,475	(3,517)	(707)	(4,224)
Severance expense	486	—	486	2,208	—	2,208
Adjusted EBITDA	$192	$1,769	$1,961	$(1,309)	$(707)	$(2,016)

Statements of Operations by operating segment for the three and twelve months ended December 31, 2024, and 2023.

	Three Months Ended December 31, 2024			Year Ended December 31, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$9,488	$4,264	$13,752	$40,748	$12,731	$53,479
Reimbursable revenue	1,728	157	1,885	20,481	194	20,675
	11,216	4,421	15,637	61,229	12,925	74,154

Operating costs:
Fee operating expenses	6,604	4,030	10,634	32,797	9,549	42,346
Reimbursable operating expenses	1,728	157	1,885	20,481	194	20,675
Operating expenses	8,332	4,187	12,519	53,278	9,743	63,021
General and administrative	1,726	473	2,199	8,056	1,404	9,460
Severance expense	400	—	400	486	—	486
Depreciation and amortization	1,141	212	1,353	4,752	984	5,736
	11,599	4,872	16,471	66,572	12,131	78,703

(Loss) income from operations	(383)	(451)	(834)	(5,343)	794	(4,549)

Other income (expense):
Interest income	14	4	18	260	48	308
Interest expense	(25)	(14)	(39)	(114)	(45)	(159)
Other income (expense), net	10	14	24	297	(9)	288
(Loss) income before income tax	(384)	(447)	(831)	(4,900)	788	(4,112)
Income tax benefit (expense)	29	—	29	(7)	—	(7)
Net (loss) income	$(355)	$(447)	$(802)	$(4,907)	$788	$(4,119)

Adjusted EBITDA	$1,168	$(225)	$943	$192	$1,769	$1,961

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$16,278	$2,280	$18,558	$49,045	$12,402	$61,447
Reimbursable revenue	5,686	14	5,700	34,778	621	35,399
	21,964	2,294	24,258	83,823	13,023	96,846

Operating costs:
Fee operating expenses	11,508	2,887	14,395	39,898	11,610	51,508
Reimbursable operating expenses	5,436	14	5,450	34,528	621	35,149
Operating expenses	16,944	2,901	19,845	74,426	12,231	86,657
General and administrative	2,396	361	2,757	11,001	1,558	12,559
Severance expense	2,208	—	2,208	2,208	—	2,208
Depreciation and amortization	1,393	272	1,665	6,566	1,926	8,492
	22,941	3,534	26,475	94,201	15,715	109,916

Loss from operations	(977)	(1,240)	(2,217)	(10,378)	(2,692)	(13,070)

Other income (expense):
Interest income	83	57	140	333	243	576
Interest expense	(39)	(11)	(50)	(75)	(28)	(103)
Other income (expense), net	18	3	21	295	59	354
Loss before income tax	(915)	(1,191)	(2,106)	(9,825)	(2,418)	(12,243)
Income tax benefit	—	—	—	96	—	96
Net loss	$(915)	$(1,191)	$(2,106)	$(9,729)	$(2,418)	$(12,147)

Adjusted EBITDA	$2,642	$(965)	$1,677	$(1,309)	$(707)	$(2,016)